Exhibit 99

AGREEMENT

THIS AGREEMENT is made and entered into this 27th day of September, 2004, by and between HOWARD M. NATHAN, an individual (“Executive”), PELICAN FINANCIAL, INC., a Delaware corporation (“PFI”), and WASHTENAW MORTGAGE COMPANY, a Michigan corporation (“Wasthenaw”).

RECITALS:

A.            Executive is the Chief Financial Officer of PFI and therefore a key employee whose continuing services are important to the future growth and profitability of PFI and its sole subsidiary, Pelican National Bank (the “Bank”).

B.            PFI desires to assure itself of Executive’s continued service for its benefit and the benefit of its subsidiaries and affiliates and, for this reason, the Board of Directors of PFI has determined that it is in PFI’s best interests to provide additional compensation in the form of a bonus to Executive.

NOW, THEREFORE, in consideration of the mutual covenants and the mutual benefits provided in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Bonus Compensation.  (a) Executive shall be entitled to receive a cash bonus in a lump sum amount of $150,000 (less any amounts required to be deducted for federal or state taxes or otherwise) (the “Bonus”), in addition to any other compensation or benefits he receives for services rendered to PFI, if at any time during Executive’s tenure as Chief Financial Officer of PFI, PFI and a third party consummate the sale or other transfer of the stock or all or substantially all of the assets of PFI and/or the Bank (the “Closing”). Except as otherwise provided in this Agreement, the Bonus shall be payable to Executive at, or within 30 days, following the Closing.

(b)           Pursuant to the terms and conditions of the Transition Services Agreement between PFI, Washtenaw and The Washtenaw Group, Inc., a Michigan corporation, dated as of December 31, 2003 (the “Transition Services Agreement”), Washtenaw shall be responsible for the payment of the Bonus to Executive on PFI’s behalf; provided that Washtenaw shall be entitled to obtain reimbursement from PFI prior to its payment of the Bonus.  In no event shall PFI’s failure to reimburse Washtenaw on a timely basis delay the payment of the Bonus to Executive.

(c)           If at any time prior to the payment of the Bonus the Transition Services Agreement is terminated, PFI shall assume all of Washtenaw’s rights and obligations under this Agreement, including, without limitation, the obligation to pay the Bonus to Executive in accordance with this Agreement.  In such event, Washtenaw shall be released and forever discharged from all obligations arising under this Agreement and from all manner of actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, covenants, controversies, agreements, promises, and damages that PFI has or may have against Washtenaw, arising out of or in any way connected to this Agreement.

2.             Termination of Employment.  (a) If, prior to the Closing, PFI terminates Executive “without cause”, or Executive resigns his position for “good reason”, PFI will remain obligated to pay the Bonus pursuant to Section 1 of this Agreement. If, however, PFI terminates Executive for “cause” or Executive resigns his position without “good reason”, Executive shall forfeit his right to the Bonus.

(b)           As used in this Agreement, “cause” for termination means the occurrence of any one or more of the following: (i) conviction of a felony; (ii) evidence of embezzlement, fraud, or theft; (iii) breach of a fiduciary duty or other acts materially adverse to PFI, its subsidiaries or affiliates; or (iv) material violation any of the covenants set forth in this Agreement.  Notwithstanding the foregoing, if PFI intends to terminate Executive’s employment for cause, PFI will provide Executive with written notice setting forth the exact nature of the violation(s) and/or deficiencies and the conduct required to cure the violation(s) and/or deficiencies to the extent they are of they type that are curable as determined by PFI it its sole discretion.  Executive will have 30 days from the date of such notice within which to cure any such violation(s) and/or deficiencies and shall have the right to appear before the Board of Directors with the counsel of his own choosing to present his case and respond to specific allegations.

(c)           As used in this Agreement, “good reason” for Executive to resign his position means, without Executive’s express written consent, the occurrence of any one or more of the following: (i) a material reduction or alteration in the nature, scope or status of Executive’s authorities, duties or responsibilities, including, without limitation, not being re-elected or being removed as a member of PFI’s Board of Directors or removal from Executive’s position as the Chief Financial Officer of PFI, or (ii) a material reduction by Washtenaw of Executive’s compensation related to the services rendered by Executive to PFI.  At least 60 days prior to the effective date of his resignation, Executive shall provide PFI with written notice stating the reasons for his resignation, and Executive’s resignation shall be deemed for “good reason” only if PFI fails to satisfactorily address and rectify the matter(s) within 30 days after receiving such written notice from Executive.

(d)           In the event Executive becomes permanently disabled during his employment with PFI, PFI may terminate Executive’s employment by giving 30 days notice to Executive of its intent to terminate, and unless Executive resumes performance of his duties within 10 business days of the date of the notice and continues performance for the remainder of the notice period, Executive’s employment shall terminate at the end of the 30 day period.  In the event that Executive’s employment is terminated as provided for in this Section 2(d), Executive shall remain entitled to receive the Bonus if the Closing occurs within 6 months of Executive’s termination under this Section 2(d).

(e)           “Permanently disabled” for the purposes of this Agreement means the inability, due to physical or mental ill health, to substantially perform Executive’s material duties for 180 days during any twelve-month period irrespective of whether such days are consecutive.  Executive agrees to submit to a medical examination by a medical provider of PFI’s choosing in order to determine whether Executive is disabled pursuant to the terms of this Agreement.  If PFI’s and Executive’s medical providers disagree regarding Executive’s diagnosis or prognosis, such medical providers shall jointly appoint an independent third-party medical provider whose determination shall be final and binding.

(f)            Executive’s employment will terminate immediately upon Executive’s death, and PFI shall as soon as practicable thereafter pay the Bonus to Executive’s estate if the Closing occurs within 6 months of Executive’s termination under this Section 2(f).

3.             Certain Representations.  Each of the parties represents and acknowledges that in executing this Agreement, such party does not and did not rely upon any representation or statement made by the other party or the other party’s agents, representatives or attorneys with regard to the subject matter, basis or effect of this Agreement that is not expressly contained in this Agreement.

4.             Entire Agreement; Amendment.  This Agreement contains the entire agreement between the parties relating to the subject matter of this Agreement, it supercedes any prior agreements between the parties, and may not be altered or amended except by an instrument in writing signed by each of the parties hereto.

5.             Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Michigan (excluding its choice or conflicts of law rules).

6.             Waiver.  Neither the waiver by any party of a breach of or default under any of the provisions of the Agreement, nor the failure of such party, on one or more occasions, to enforce any of the provisions of the Agreement or to exercise any right or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any provisions, rights or privileges hereunder.

7.             Further Assurances.  The parties agree to take or cause to be taken such further actions as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement.

8.             Assignment.  This Agreement and the rights and obligations of the parties hereunder may not be assigned by any party without the prior written consent of the other parties.

9              Severability.  Each term or provision of this Agreement shall be valid and enforceable to the full extent permitted by law.  Should any term or provision in this Agreement, be held invalid, illegible or unenforceable, the remainder of this Agreement, including the application of such term to the extent not invalid, illegible or unenforceable, shall not be affected thereby and this Agreement shall be interpreted as if such term or provision, to the extent invalid, illegible or unenforceable, did not exist.

10.           Counterparts.  This Agreement may be executed and delivered, including execution and delivery by facsimile transmission, in counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

HOWARD M. NATHAN,
as Executive

PELICAN FINANCIAL, INC.

By:
Name:
Title:

WASHTENAW MORTGAGE
COMPANY

By:
Name:
Title: